Exhibit 99.1

ImmuCell

ImmuCell Announces Onboarding of New CEO and Related Management Changes

For Immediate Release

PORTLAND, Maine – November 4, 2025 – ImmuCell Corporation (Nasdaq: ICCC) (“ImmuCell” or the “Company”), a growing animal health company that develops, manufactures and markets scientifically proven and practical products that improve the health and productivity of dairy and beef cattle, today announced the start date of its new CEO and related board changes.

Effective November 1, 2025, Olivier te Boekhorst began serving as President and CEO of the Company, succeeding Michael F. Brigham. At its meeting on October 29, 2025, the Company’s Board of Directors appointed Mr. te Boekhorst to the Board of Directors along with Timothy C. Fiori, CFO. Mr. Fiori joined ImmuCell as CFO in April of 2025 and brings 24 years of finance and commercial operating experience in the livestock industry to the Company. Mr. Fiori will also serve as Treasurer and Secretary of the Company. Mr. Brigham will continue as a member of the Board and serve as a Special Advisor to the CEO until January of 2026.

“I appreciate the confidence that the Board of Directors has demonstrated in me to lead the Company forward at this pivotal period in its development,” commented Mr. te Boekhorst, President and CEO of ImmuCell. “I am impressed with the team at ImmuCell and look forward to working with Tim, Michael and the rest of the organization to create value as we grow the First Defense® franchise and complete the development of Re-Tain®.”

Conference Call to Discuss Third Quarter Financial Results:
The Company is planning to host a conference call on Friday, November 14, 2025, at 9:00 AM ET to discuss the unaudited financial results for the quarter ended September 30, 2025. Interested parties can access the conference call by dialing (844) 855-9502 (toll free) or (412) 317-5499 (international) at 9:00 AM ET.  A teleconference replay of the call will be available until November 21, 2025, at (877) 344-7529 (toll free) or (412) 317-0088 (international), utilizing replay access code #7664668. Investors are encouraged to review the Company’s Corporate Presentation slide deck that provides an overview of the Company’s business and is available under the “Investors” tab of the Company’s website at www.immucell.com, or by request to the Company. An updated version of the slide deck is expected to be made available after the market closes on Thursday, November 13, 2025.

About ImmuCell:
ImmuCell Corporation's (Nasdaq: ICCC) purpose is to create scientifically proven and practical products that improve the health and productivity of dairy and beef cattle. ImmuCell manufactures and markets First Defense®, providing Immediate Immunity™ to newborn dairy and beef calves, and is in the late stages of developing Re-Tain®, a novel treatment for subclinical mastitis in dairy cows without FDA-required milk discard or pre-slaughter withdrawal label restrictions that provides an alternative to traditional antibiotics. Press releases and other information about the Company are available at: http://www.immucell.com.

Cautionary Note Regarding Forward-Looking Statements (Safe Harbor Statement):

This Press Release and the statements to be made in the related conference call referenced herein contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and will often include words such as “expects”, “may”, “anticipates”, “aims”, “intends”, “would”, “could”, “should”, “will”, “plans”, “believes”, “estimates”, “targets”, “projects”, “forecasts”, “seeks” and similar words and expressions. Such statements include, but are not limited to, any forward-looking statements relating to: our plans, goals and strategies for our business; projections of future financial or operational performance; the timing and outcome of pending or anticipated applications for regulatory approvals and pending or anticipated regulatory inspections of our facilities and those of our contract manufacturers; future demand for our products; our ability to increase production output and the adequacy of our own manufacturing facilities or those of third parties with which we have contractual relationships to meet demand for our products on a timely basis; our future effectiveness in competing against competitors within both our existing and our anticipated product markets; and any other statements that are not historical facts. These statements are intended to provide management's current expectations of future events as of the date of this earnings release, are based on management's estimates, projections, beliefs and assumptions as of the date hereof; and are not guarantees of future performance. Such statements involve known and unknown risks and uncertainties that may cause the Company's actual results, financial or operational performance or achievements to be materially different from those expressed or implied by these forward-looking statements, including, but not limited to, those risks and uncertainties relating to: difficulties or delays in development, testing, regulatory approval, production and marketing of our products (including the First Defense® product line and Re-Tain®), competition within our anticipated product markets, customer acceptance of our new and existing products, product performance, alignment between our manufacturing resources and product demand (including the consequences of backlogs), uncertainty associated with the timing and volume of customer orders as we come out of a prolonged backlog, adverse impacts of supply chain disruptions on our operations and customer and supplier relationships, commercial and operational risks relating to our current and planned expansion of production capacity, and other risks and uncertainties detailed from time to time in filings we make with the Securities and Exchange Commission (SEC), including our Quarterly Reports on Form 10-Q, our Annual Reports on Form 10-K and our Current Reports on Form 8-K. Such statements involve risks and uncertainties and are based on our current expectations, but actual results may differ materially due to various factors. In addition, there can be no assurance that future risks, uncertainties or developments affecting us will be those that we anticipate. We undertake no obligation to update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contacts:         Timothy C. Fiori, CFO
                          Olivier te Boekhorst, President and CEO
                          ImmuCell Corporation
                          (207) 878-2770

           Joe Diaz, Robert Blum and Joe Dorame
                          Lytham Partners, LLC
                          (602) 889-9700
                          iccc@lythampartners.com